FORM 8-K
                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

        Date of Report (Date of earliest event reported): APRIL 17, 2001
                            ------------------------


                             ASCENT ASSURANCE, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


     DELAWARE                    1-8538               73-1165000
-------------------         ----------------     --------------------
(State of Other        (Commission  File  Number)(IRS  Employer
 Jurisdiction of Incorporation)                   Identification Number)


           110 WEST SEVENTH STREET, SUITE 300, FORT WORTH, TEXAS 76102
         --------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (817) 878-3300
                ------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




This Form 8-K consists of 127 pages, including the exhibits. The Exhibit Index is on page 5.

Item 5. Other Events

On April 17, 2001, Ascent Assurance, Inc. ("Ascent") received the proceeds of an $11 million debt transaction it entered into under a Credit Agreement with Credit Suisse First Boston Management Corporation, which is an affiliate of Special Situations Holdings, Inc. -- Westbridge (Ascent's largest stockholder). The loan bears interest at a rate of 12% per annum, which is payable monthly in arrears, and the loan matures on April 17, 2004. Absent any acceleration following an event of default, the Company may elect to pay interest in kind. The credit agreement also provides for a facility fee of $1.5 million which is payable upon the earlier of the maturity of the loan or upon a change in control, as defined.

Ascent's obligations under the credit agreement and the loan are secured by certain assets of Ascent and some its subsidiaries. Pursuant to a pledge agreement, Ascent has granted a security interest in the capital stock of Foundation Financial Services, Inc., Westbridge Printing Services, Inc. and, subject to insurance regulatory approval, Pacific Casualty Company, Inc. In addition, the capital stock and equity interests of LifeStyles Marketing Group, Inc., Precision Dialing Services, Inc. and Senior Benefits, L.L.C. are also pledged as collateral under a guarantee and security agreement pursuant to which Foundation Financial Services, Inc., NationalCare(R)Marketing, Inc., LifeStyles Marketing Group, Inc., Precision Dialing Services, Inc., Senior Benefits, L.L.C., and Westbridge Printing Services, Inc have guaranteed Ascent's obligations under the credit agreement and granted a security interest in assets that are not pledged to LaSalle Bank National Association under Ascent's receivables financing facility.

In connection with the loan from Credit Suisse First Boston Management Corporation, Ascent also entered into a Sixth Amendment to its Guaranty Agreement with LaSalle Bank National Association and a Fourth Amendment to the Credit Agreement between Ascent Funding Corporation and LaSalle Bank National Association. The Sixth Amendment to the Guaranty Agreement provides, among other things, for a reduction in the minimum requirement for Ascent's consolidated GAAP net worth from $45 million to $31 million, and an increase in the minimum statutory surplus requirement for Freedom Life Insurance Company of America from $5 million to $7.5 million. The Fourth Amendment to the Credit Agreement provides, among other things, for an increase of 50 basis points in the interest rate applicable to the loans under Ascent's receivables financing facility.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

10.1 Credit Agreement, dated as of April 17, 2001, between Ascent Assurance, Inc., a Delaware corporation, the several entities identified on the signature pages of this Agreement as Lenders and each other person that becomes a lender hereunder, Credit Suisse First Boston Management Corporation, as Administrative Agent and as Arranger.

10.2 Guaranty and Security Agreement made as of April 17, 2001, among (a) Foundation Financial Services, Inc., a Nevada corporation, (b) NationalCare(R)Marketing, Inc., a Delaware corporation, (c) LifeStyles Marketing Group, Inc., a Delaware corporation, (d) Precision Dialing Services, Inc., a Delaware corporation, (e) Senior Benefits, L.L.C., an Arizona limited liability company, and (f) Westbridge Printing Services, Inc., a Delaware corporation, and Credit Suisse First Boston Management Corporation as secured party hereunder.

10.3      Pledge Agreement made as of April 17, 2001,  between Ascent Assurance,
          Inc.,  a  Delaware   corporation,   and  Credit  Suisse  First  Boston
          Management Corporation, as pledgee

10.4 Sixth Amendment to Guaranty Agreement and Waiver made as of the 17th day of April, 2001 by and among Ascent Assurance, Inc. and LaSalle Bank National Association.

10.5 Fourth Amendment to Credit Agreement made as of the 17th day of April, 2001 by and among Ascent Funding, Inc. and LaSalle Bank National Association.

99 Press release announcing earnings and Credit Agreement with Credit Suisse First Boston Management Corporation.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ASCENT ASSURANCE, INC.


Dated:  April 25, 2001            By:   /S/ PATRICK J. MITCHELL
                                        ------------------------
                                        Patrick J. Mitchell
                                        Chairman and Chief Executive Officer

                                INDEX TO EXHIBITS



Exhibit No.                                  Exhibit
-----------    -----------------------------------------------------------------

10.1 Credit Agreement, dated as of April 17, 2001, between Ascent Assurance, Inc., a Delaware corporation, the several entities identified on the signature pages of this Agreement as Lenders and each other person that becomes a lender hereunder, Credit Suisse First Boston Management Corporation, as Administrative Agent and as Arranger.

10.2           Guaranty and Security  Agreement made as of April 17, 2001, among
               (a) Foundation  Financial  Services,  Inc., a Nevada corporation,
               (b) NationalCare(R)Marketing, Inc., a Delaware corporation, (c) LifeStyles Marketing Group, Inc., a Delaware corporation, (d)
               Precision Dialing Services, Inc., a Delaware corporation, (e) Senior Benefits, L.L.C., an Arizona limited liability company, and (f) Westbridge Printing Services, Inc., a Delaware corporation, and Credit Suisse First Boston Management Corporation as secured party hereunder.

10.3 Pledge Agreement made as of April 17, 2001, between Ascent Assurance, Inc., a Delaware corporation, and Credit Suisse First Boston Management Corporation, as pledgee

10.4 Sixth Amendment to Guaranty Agreement and Waiver made as of the 17th day of April, 2001 by and among Ascent Assurance, Inc. and LaSalle Bank National Association.

10.5 Fourth Amendment to Credit Agreement made as of the 17th day of April, 2001 by and among Ascent Funding, Inc. and LaSalle Bank National Association.

99 Press release announcing earnings and Credit Agreement with Credit Suisse First Boston Management Corporation.